                                                                    EXHIBIT 4.29

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of February 11, 2004 (this "Second Supplemental Indenture"), among REVLON, INC., a Delaware corporation (the "Guarantor"), REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation and a direct, wholly-owned subsidiary of the Guarantor (the "Company"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as First Trust National Association), a national banking association, as trustee under the indenture referred to herein (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of February 1, 1998, as supplemented by the First Supplemental Indenture, dated as of April 1, 1998 (as so supplemented, the "Indenture"), in respect of the 8 1/8% Senior Notes due 2006 (the "Securities") pursuant to which an aggregate principal amount of $250,000,000 of the Securities were issued;

         WHEREAS, the Guarantor desires to guarantee, as described below, the obligations of the Company pursuant to the Indenture;

         WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee and the Company are authorized to amend the Indenture and the Securities without notice to or consent of any Holders of the Securities when adding a Guarantee with respect to the Securities;

         WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Guarantor and the Company; and

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                    Guarantee

         Section 1.1. Indenture Guarantee. Subject to the provisions of this
Article I, the Guarantor, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of Principal of and interest, if any, on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities whether expenses, indemnification or otherwise (all such obligations guaranteed hereby by the

Guarantor being the "Guaranteed Obligations"). The guaranty of the Guarantor under this Article I is herein referred to as this "Indenture Guarantee".

         The Guarantor agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this
Article I.

         Without limiting the generality of the foregoing, this Indenture Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under the Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

         Section 1.2. Guaranty Absolute. This Indenture Guarantee is irrevocable, absolute, present and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. The Guarantor further agrees that this Indenture Guarantee constitutes a guarantee of payment, performance and compliance (and not a guarantee of collection). The obligations of the Guarantor under this Indenture Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Indenture Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Indenture Guarantee shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

              (c) the failure to give notice to the Guarantor of the occurrence of an Event of Default under the provisions of the Indenture or the Securities;

              (d) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

              (e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in the Indenture or the Securities;

              (f) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or the Guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or the Guarantor, the marshaling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or the Guarantor, or any of the assets of either of them;

              (g) the assignment of any right, title or interest of the Trustee or any Holder in the Indenture or the Securities to any other Person; or

              (h) any other event or circumstance, whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or the Guarantor, other than payment in full of the Guaranteed Obligations; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to the Indenture or the Securities.

         This Indenture Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. Except as expressly set forth in Section 1.3 below, and Section 8.01(b) of the Indenture, the obligations of the Guarantor under this Indenture Guarantee shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

         Section 1.3. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations Guaranteed by the Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         Section 1.4. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

              (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Indenture Guarantee;

              (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, or obtain any relief pursuant to the Indenture or pursue any other available remedy;

              (c) all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Indenture or the Securities;

              (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any collateral; and

              (e) any duty on the part of the Trustee or any Holder to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

         Section 1.5. Waiver of Subrogation and Contribution. Until the Indenture has been discharged, the Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company that arises from the existence, payment, performance or enforcement of the Guarantor's obligations under this Indenture Guarantee, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full in accordance with the terms and conditions of the Indenture, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waivers set forth in this Section 1.5 are knowingly made in contemplation of such benefits.

         Section 1.6. No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in the Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or the Guarantor.

         Section 1.7. Successors and Assigns. Until this Indenture Guarantee is released pursuant to Section 8.01(b) of the Indenture, this Article I shall be binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

         Section 1.8. Severability. Any provision of this Article I which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                                   ARTICLE II

                      Subordination of Indenture Guarantee

         Section 2.1. Agreement To Subordinate Indenture Guarantee. The Guarantor and the Company agree, that the obligations of the Guarantor under the Indenture Guarantee set forth in Article I above are subordinated in all respects, including in right of payment, to the extent and in the manner provided in this Article II, to the prior payment of all Senior Debt (as defined below) and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Indenture Guarantee shall in all respects rank pari passu with all other Pari Passu Debt (as defined below) of the Guarantor and senior in right of payment to all Subordinated Debt (as defined below) of the Guarantor and only indebtedness of the Guarantor which is Senior Debt shall rank senior to this Indenture Guarantee in accordance with the provisions set forth herein. All provisions of this Article II shall be subject to Section 2.11 below.

         Section 2.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property:

         (1) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before Holders shall be entitled to receive any payment or distribution with respect to this Indenture Guarantee; and

         (2) until the Senior Debt is paid in full, any payment or distribution to which Holders would be entitled but for this Article II shall be made to holders of Senior Debt as their interests may appear, except that so long as the Holders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the Senior Debt, Holders may receive shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as this Indenture Guarantee.

         Section 2.3. Default on Senior Debt. The Guarantor may not make any payment with respect to the Guaranteed Obligations or make any deposit pursuant to Section 8.01 of the Indenture and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Guaranteed Obligations") if (i) any Senior Debt is not paid when due or (ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Debt has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantor may not pay the Guaranteed Obligations for a period (a "Payment Blockage Period") commencing upon the receipt by the Company, the Guarantor and the Trustee of written notice (a "Payment Blockage Notice") of such default from the Representative (as defined below) of such Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee, the Guarantor and the Company from the Representative which gave such Payment Blockage Notice, (ii) by repayment in full of such Senior Debt or (iii) because the default specified in such Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Debt or the Representative of such holders shall have accelerated the maturity of such Senior Debt, the Guarantor may resume payments (including any missed payments) with respect to the Guaranteed Obligations after the termination of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period; provided, however, that if any Payment Blockage Notice within such 360-day period is given by or on behalf of any holders of any Senior Debt (other than Bank Debt) (the "Initial Payment Blockage Notice"), the Representative of the Bank Debt may give another Payment Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

         Section 2.4. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article II should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         Section 2.5. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, the Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article II to holders of Senior Debt which otherwise would have been made to the Holders is not, as between the Guarantor and the Holders, a payment by the Guarantor on Senior Debt.

         Section 2.6. Relative Rights. This Article II defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Second Supplemental Indenture shall:

         (1) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Obligations to the extent set forth in Article I above; or

         (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the Holders.

         Section 2.7. Subordination May Not Be Impaired by Guarantor. No right of any holder of Senior Debt to enforce the subordination of this Indenture Guarantee shall be impaired by any act or failure to act by the Guarantor or by its failure to comply with this Second Supplemental Indenture.

         Section 2.8. Rights of Trustee and Paying Agent. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guaranteed Obligations. Notwithstanding Section 2.3 above, the Trustee or Paying Agent may continue to make payments on the Guaranteed Obligations and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives actual notice satisfactory to it that payments may not be made under this
Article II. The Guarantor, the Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give such notice; provided, however, that, if an issue of Senior Debt has a Representative, only such Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article II with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article VII of the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article II shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

         Section 2.9. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

         Section 2.10. Article II Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article II shall not be construed as preventing the occurrence of a Default. Nothing in this Article II shall have any effect on the right of the Holders or the

Trustee to accelerate the maturity of the Securities or make a demand for payment under this Indenture Guarantee.

         Section 2.11. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII of the Indenture by the Trustee for the payment of Principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article II, and none of the Holders shall be obligated to pay over any such amount to the Company, the Guarantor or any holder of Senior Debt of the Guarantor or any other creditor of the Guarantor.

         Section 2.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article II, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.2 above are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article II. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article II, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article II, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article II.

         Section 2.13. Trustee To Effectuate Subordination. Each Holder authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article II and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Section 2.14. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article II or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article II and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

         Section 2.15. Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

         Section 2.16. Definitions.

         "Pari Passu Debt" as used herein means (i) the Guarantor's Guaranteed Obligations (as defined in the Indenture, dated as of November 26, 2001, among the Company, the guarantors party thereto, and Wilmington Trust Company, as trustee, in respect of the 12% Senior Secured Notes due 2005 and the 12% Senior Secured Exchange Notes due 2005, as amended, supplemented and otherwise modified from time to time (the "12% Senior Secured Notes Indenture")) under the 12% Senior Secured Notes Indenture, (ii) the Guarantor's Guaranteed Obligations (as defined in the First Supplemental Indenture, dated as of February 11, 2004 in respect of the 9% Senior Notes due 2006 (the "9% Senior Notes First Supplemental Indenture"), among the Guarantor, the Company, and the Trustee, as trustee, to the Indenture, dated November 6, 1998, between the Company and the Trustee, as further amended, supplemented and otherwise modified from time to time) under the 9% Senior Notes First Supplemental Indenture, and (iii) and any other Debt of the Guarantor that is not Senior Debt or Subordinated Debt.

         "Representative" as used herein means the trustee, agent or representative (if any) for an issue of Senior Debt.

         "Senior Debt" as used herein means the (i) the Guarantor's obligations under the Second Amended and Restated Credit Agreement, dated as of November 30, 2001, as amended, supplemented and otherwise modified from time to time (the "Credit Agreement") and the Security Documents and the Credit Documents (each as defined in the Credit Agreement) related thereto and (iii) any future indebtedness of the Guarantor that is designated by the Guarantor as Senior Debt.

         "Subordinated Debt" as used herein means (i) the Guarantor's Guaranteed Obligations (as defined in the Second Supplemental Indenture, dated as of February 11, 2004 in respect of the 8 5/8% Senior Subordinated Notes due 2008 (the "8 5/8% Senior Subordinated Notes Second Supplemental Indenture"), among the Guarantor, the Company and the Trustee, as trustee, to the Indenture, dated February 1, 1998, among the Company, Revlon Escrow Corp. ("Escrow Corp.") and the Trustee, as supplemented by the First Supplemental Indenture, dated as of March 4, 1998, among the Company, Escrow Corp. and the Trustee, as further amended, supplemented and otherwise modified from time to time) under the 8 5/8% Senior Notes Second Supplemental Indenture and (ii) any indebtedness, Guarantee or obligation of the Guarantor that specifically provides that such indebtedness, Guarantee or obligation is to rank junior in right of payment with the Guaranteed Obligations.

                                   ARTICLE III

                                  Miscellaneous

         Section 3.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Company, the Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 3.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 3.3. Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

         Section 3.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture shall in all respects remain in full force and effect.

         Section 3.5. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         Section 3.6. Severability. If any court of competent jurisdiction shall determine that any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         Section 3.8. Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 3.9. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities and (with respect to Article II hereof) the holders of Senior Debt, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

         Section 3.10. Successors. All agreements of the Company in this Second Supplemental Indenture shall bind its successors. All agreements of the Guarantor in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         Section 3.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness.

         Section 3.12. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 3.13. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 3.14. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.


                                       REVLON, INC.

                                       By: /s/ Robert K. Kretzman
                                           -------------------------------------
                                           Name: Robert K. Kretzman
                                           Title: Executive Vice President

                                       REVLON CONSUMER PRODUCTS CORPORATION

                                       By: /s/ Robert K. Kretzman
                                           -------------------------------------
                                           Name: Robert K. Kretzman
                                           Title: Executive Vice President


                                       U.S. BANK NATIONAL ASSOCIATION as Trustee

                                       By: /s/ Julie Eddington
                                           -------------------------------------
                                           Name: Julie Eddington
                                           Title: Assistant Vice President